Exhibit 99.1

Date: November 14, 2022

News Release

Parks! America, Inc. Names Lisa Brady President and CEO

●	Lisa Brady brings over a decade of amusement park and resort industry experience including experience in strategy, M&A, and operational growth and development
●	Ms. Brady succeeds interim CEO Dale Van Voorhis on November 14, 2022 as part of the Board’s strategic growth process
●	Mr. Van Voorhis continues as Chairman of the Board and will play an important role on-boarding Ms. Brady.

PINE MOUNTAIN, Georgia, November 14, 2022 – The Parks! America, Inc. (OTCPink: PRKA), Board of Directors today announced it has appointed Lisa Brady, an experienced leader in driving growth in the amusement and resort industry, as President and CEO, replacing Dale Van Voorhis, currently serving as Interim CEO.

For the last decade, Ms. Brady has served in a variety of leadership roles of increasing responsibility with Cedar Fair Entertainment Company including investor relations, strategic planning, M&A activities, resort and adjacent development, and implementation of key growth initiatives. Prior to joining Cedar Fair Entertainment, Ms. Brady was a sell-side analyst with Key Banc Capital Markets covering fitness, leisure, and hospitality companies. Ms. Brady has been a member of the Parks! America, Inc. Board of Directors since November 2021.

“I am excited to embark on my new leadership role with Parks! America and the opportunity to build upon the foundation and legacy Dale and the rest of the team have established,” said Ms. Brady. “Given the stability and resiliency of the core business, along with potential for both organic and inorganic growth, I look forward to working with Dale, the rest of the Board of Directors, and the management team, in leading the Company in its next phases of growth.”

Mr. Van Voorhis will continue as Chairman of the Board and serve as special advisor to the CEO, working closely with Ms. Brady to facilitate a smooth and seamless transition.

“It has been an honor to serve as the President and CEO of Parks! America, Inc.,” commented Mr. Van Voorhis. “It is gratifying to see many years of hard work result in a Company with a firm foundation for future growth. I look forward to working with Lisa during this transition and my continuing involvement as Chairman of the Board.”

Ms. Brady’s appointment comes following an extensive search process conducted by the Board. “Without question, Lisa’s skillset and experience, combined with her strategic mindset, are a great fit to drive the future of growth at Parks! America, Inc. We are thrilled to have her onboard,” commented Rick Ruffolo, Chair of the Strategic Growth Committee. “Furthermore, the Board thanks Dale for his dedication and leadership over the last two decades.”

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About Parks! America, Inc.

Parks! America, Inc. (OTCPink: PRKA), through its wholly owned subsidiaries, owns and operates three regional theme parks - the Wild Animal Safari theme park in Pine Mountain, Georgia, the Wild Animal Safari theme park located in Strafford, Missouri, as well as the Aggieland Wild Animal Safari theme park, located near Bryan/College Station, Texas, which was acquired on April 27, 2020.

Additional information, including our Form 10-K for the fiscal year ended October 3, 2021, is available on the Company’s website, http://www.animalsafari.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information contained herein, this news release contains certain “forward-looking statements” within the meaning of U.S. securities laws. You are cautioned to not place undue reliance on these forward-looking statements; actual results or outcomes could differ materially due to factors including, but not limited to: general market conditions, adverse weather, and industry competition. Additional risks have been added to the Company’s business by the near-term and long-term impacts of the COVID-19 pandemic on the operations of its Parks, including customers perceptions of engaging in the activities involved in visiting its Parks, its ability to hire and retain associates in light of the issues posed by the COVID-19 pandemic, and its ability to maintain sufficient cash to fund operations due to the potential negative impact on its revenues associated with disruptions in demand as a result of the pandemic. The Company believes that expectations reflected in forward-looking statements are reasonable, however it can give no assurances that such expectations will be realized, and actual results could differ materially. The Company assumes no obligation to update any of these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements, except as required by applicable law. A further description of these risks, uncertainties and other matters can be found in the Company’s annual report and other reports filed from time to time with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2021.

Contact:	Todd R. White
Chief Financial Officer
(706) 663-8744
todd.white@animalsafari.com

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